Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [DATE], between Harris Corporation, a Delaware corporation (the “Company”) and [NAME], a director, officer, or employee of the Company (the “Indemnitee”).

RECITALS:

WHEREAS, the Company and the Indemnitee are aware of the exposure to litigation and claims of officers, directors and employees of corporations as such persons exercise their duties to the Company;

WHEREAS, the Company desires to continue to benefit from the services of highly qualified and experienced persons such as the Indemnitee;

WHEREAS, the Indemnitee desires to serve or to continue to serve the Company as a director, officer or employee, including service at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator or in any other capacity for another corporation, joint venture, trust or other enterprise or as a fiduciary, trustee or administrator (or in any similar capacity) of any employee benefit plan or other plan or program sponsored by the Company or any Subsidiary of the Company (“Agent”), for so long as the Company continues to provide on an acceptable basis indemnification against certain liabilities and expenses which may be incurred by the Indemnitee;

[WHEREAS, the Indemnitee is currently a party to an Indemnification Agreement, dated      , with the Company and the Company and the Indemnitee have agreed that this Agreement shall replace and supersede the prior Indemnification Agreement in all respects.]

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Indemnification. Pursuant to the terms hereof, the Company shall indemnify the Indemnitee with respect to the Indemnitee’s activities as a director, officer, employee or Agent of the Company against any judgments, fines, penalties and amounts paid in settlement and Expenses (as hereafter defined) actually and reasonably incurred, in connection with any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative or investigative, and whether brought by a third party or by or in the right of the Company, individually or collectively, (a “Proceeding”), to which the Indemnitee was, is, or is threatened to be made a party or may reasonably be expected to become a party by reason of facts which include the Indemnitee being or having been such a director, officer, employee or Agent (an “Indemnifiable Event”), to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

(a) The benefits provided by the Company’s Certificate of Incorporation or By-Laws in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit I;

(b) The benefits provided by the Company’s Certificate of Incorporation or By-Laws or their equivalent in effect at the time indemnification is sought by the Indemnitee under the Applicable Document or Expenses are incurred by the Indemnitee;

(c) The benefits to the fullest extent allowable under Delaware law in effect at the date hereof;

(d) The benefits to the fullest extent allowable under the law of the jurisdiction under which the Company exists at the time indemnification is sought by the Indemnitee under the Applicable Document or Expenses are incurred by the Indemnitee;

(e)	The benefits available under liability insurance obtained by the Company; and

(f) Such other benefits as may be otherwise available to the Indemnitee under then existing practices of the Company.

Combination of two or more of the benefits provided by items (a) through (f) shall be available only to the extent that the Applicable Document, as hereafter defined, does not require that the benefits provided therein must be exclusive of other benefits. The document or law providing for the benefits listed in items (a) through (f) above is called the “Applicable Document” in this Agreement. The Company hereby undertakes to assist the Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under items (a) through (f) above.

For purposes of this Agreement, “Expenses” shall include all reasonable fees, costs and expenses actually and reasonably incurred, including without limitation, attorney’s fees, excise taxes assessed with respect to an employee benefit plan, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, investigating, participating or preparing to be a witness in a Proceeding, whether or not a party to such Proceeding, or prosecuting or preparing to prosecute any compulsory counterclaim or any affirmative defense asserted by the Indemnitee or any counterclaim asserted by the Indemnitee that directly responds to a claim against the Indemnitee that, if successful, would negate one or more of the affirmative claims against the Indemnitee. Expenses shall also include expenses incurred responding to requests or complying with any obligations pursuant to this Agreement or in connection with any appeal resulting from any Proceedings including the premiums, security or bonds for such appeal; provided, however, and notwithstanding anything to the contrary herein, none of the foregoing costs and expenses, or any other costs and expenses, incurred following the entry of a plea of guilty to a felony charge arising out of offenses committed by Indemnitee relating to an Indemnified Event shall be deemed Expenses for purposes of Section 3 and the parties hereto agree that entry of such plea shall be considered a final disposition of such Proceeding.

For purposes of this Agreement, “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, a majority of the economic or voting ownership interest.

2. Insurance. The Company shall maintain directors’ and officers’ liability insurance for so long as the Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a commercially reasonable basis. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made under an insurance policy shall reduce in whole or in part the obligations of the Company hereunder. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (under any insurance policy or otherwise), who shall execute all rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

3. Advancement and Payment Of Expenses. At the Indemnitee’s request, the Company shall promptly pay the Expenses as and when incurred by the Indemnitee in advance of any final disposition of any Proceeding, including any Proceeding initiated by the Indemnitee and as to which Section 4(b)(i), (ii) or (iii) is applicable, upon receipt of an undertaking in the form of Exhibit II attached hereto by or on behalf of the Indemnitee to repay such amounts so paid on the Indemnitee’s behalf if it shall ultimately be determined under this Agreement or the Applicable Document that the Indemnitee is not entitled to be indemnified by the Company. No other preconditions for the advancement of Expenses shall be required or otherwise impose and the Indemnitee’s right to such advancement is not subject to the review by the Company of any standard of conduct. Expenses incurred in connection with any Proceeding shall be paid by the Company within twenty (20) days of its receipt of such request, together with such reasonable non-privileged documentation evidencing the amount and nature of such Expenses as the Company shall require, subject to its also receiving such undertaking.

4. Limitations.

(a) The following matters shall not be Indemnifiable Events and the Company shall not indemnify the Indemnitee:

(i) in connection with any claim made against the Indemnitee for payments to the Company of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act; or

(ii) for violations of Federal or state insider trading laws; or

(iii) for the amount of any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or payment to the Company of profits arising from the purchase and sale by Indemnitee of securities within the meaning of Section 306 of the Sarbanes-Oxley Act of 2002).

(b) The Company shall not advance or pay Expenses in connection with any Proceeding initiated by the Indemnitee, unless:

(i) the Company has joined in or the Board has consented to the initiation of such Proceeding;

(ii) the Proceeding is one to enforce indemnification or expense advancement and payment rights under Section 8 and/or recovery under any directors’ and officers’ liability insurance policies maintained by the Company; or

(iii) such Expenses arise in connection with any compulsory counterclaim or any affirmative defense asserted by the Indemnitee, or any counterclaim raised by the Indemnitee that directly responds to a claim against the Indemnitee that, if successful, would negate one or more of the affirmative claims against the Indemnitee.

5. Standard of Conduct; Presumption of Eligibility.

(a) Unless ordered by a court, no claim for indemnification shall be paid by the Company unless the Company has determined that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such determinations shall be made (i) by a majority vote of the Company’s directors who are not parties to the Proceeding for which indemnification is sought (“Disinterested Directors”), even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors, or if Disinterested Directors so direct, by the Independent Counsel (as hereafter defined) in a written opinion to the Board, (iv) by stockholders of the Company, or (v) upon a Change in Control (as hereafter defined), by the Independent Counsel in a written opinion to the Board. Indemnification payment shall be made within twenty (20) days of date of determination that Indemnitee is entitled to indemnification.

(b) In the event the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 5(a), the Independent Counsel shall be selected as provided in this Section 5(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by a majority of the Disinterested Directors, even though less than a quorum, or if there are no Disinterested Directors, by a majority of the Board, and the Company shall give written notice advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days, no Independent Counsel shall have been selected without objection, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware (the “Delaware Court”) for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5(a). The Company shall pay any and all reasonable fees and expenses of the Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(a) and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement. The Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c) In making any determinations of entitlement to indemnification or related standards of conduct determinations under this Agreement, the person or persons making such determination shall presume that the Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by presenting clear and convincing evidence to the contrary. If the determination in respect of Indemnification is not made by the Company (i) within sixty (60) days, in the case of Section 5(a)(i) or 5(a)(ii) or ninety (90) days in the case of Section 5(a)(iv), of submission to the Company by the Indemnitee of a written request for indemnification pursuant to Section 1, or (ii) within sixty (60) days after the Independent Counsel is selected or appointed pursuant to Section 5(b) in the case of Section 5(a)(iii) or 5(a)(v), the Indemnitee shall be deemed to have met the relevant standard of conduct absent a prohibition of such indemnification under applicable law; provided, however, that such 60-day or 90-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating to such determination or for other good cause shown.

(d) Notwithstanding the foregoing provisions of this Agreement, in the case of any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of an Indemnifiable Event, no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity and/or prepayment of such Expenses that the Delaware Court or such other court shall deem proper.

(e) For purposes of this Agreement, “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(f) For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

            (i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

           (ii) individuals who, on July 1, 2012, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 1, 2012, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

            (iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the company resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);

           (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

           (v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

           Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

For the purposes of this definition of “Change in Control” the term “Board” shall mean the Board of Directors of the Company and the term “Subsidiary” shall mean any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

6. Partial Indemnification; Witness Expenses. (a) If the Indemnitee is entitled under any provision of this Agreement to indemnification or payment by the Company for a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with any Proceeding relating to an Indemnifiable Event, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless pay the Indemnitee that portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

(b) If the Indemnitee is, by reason of the fact that the Indemnitee is or was a director, officer, employee or Agent of the Company, made a witness, or is made (or asked) to respond to discovery requests in any Proceeding to which the Indemnitee is not a party, the Company shall advance all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

7. Period of Indemnity. All agreements and obligations of the Company contained herein shall continue so long as the Indemnitee shall be subject to any possible Proceeding by reason of an Indemnifiable Event.

8. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement and payment of Expenses is not timely made pursuant to Section 3 hereof, or (iii) payment of indemnification is not made pursuant to Section 1 hereof within thirty (30) days after the date of notice to the Company of the determination that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled to seek an award in arbitration pursuant to Section 24. In the case of a determination referred to in Section 5(a)(i), the Indemnitee shall commence such proceeding seeking an award in arbitration within one hundred and eighty (180) days following the date on which the Indemnitee first has the right to commence any proceeding pursuant to this Section 8(a).

(b) It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify the Indemnitee for the amount claimed. Neither the failure of the Company (including its Board, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such action by the Indemnitee that indemnification of the claimant is proper under the circumstances because the Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board, Independent Counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law in the absence of a specific finding so stating.

(c) In the event that a determination shall have been made pursuant to Section 5 of this Agreement that the Indemnitee is not entitled to indemnification, any arbitration commenced pursuant to this Section 8 shall be conducted in all respects on a de novo basis and such earlier determination shall not create any presumption that the Indemnitee has not met the applicable standard of conduct or that Indemnitee is not entitled to indemnification under this Agreement. If a determination shall have been made pursuant to Section 5 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any proceeding commenced or held pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such proceeding that Company is bound by all the provisions of this Agreement.

9. Escrow. The Company shall dedicate up to an aggregate of $5 million as collateral security for the funding of its obligations hereunder and under similar agreements with other directors, officers and employees by depositing assets or bank letters of credit in escrow in the dedicated amount (the “Escrow Reserve”); provided, however, that the terms of any such Escrow Reserve may provide that the cash, securities or letter of credit available therefore shall only be utilized for the indemnification or advancement of Expenses provided for herein in the event that there shall have occurred within the preceding five years a Change in Control of the Company.

10. Additional Rights. The advancement of Expenses and indemnification provided in this Agreement shall not be deemed exclusive of any other indemnification or rights to which the Indemnitee may be entitled and shall continue after the Indemnitee has ceased to occupy a position as a director, officer, employee, or Agent with respect to Proceedings relating to or arising out of the Indemnitee’s acts or omissions during the Indemnitee’s service in any of such positions. This Agreement is entered into pursuant to Section 145 (f) of the Delaware General Corporation Law (“DGCL”) and shall not be constrained or limited to indemnification and advance payment of reimbursement of expenses provided by the DGCL.

11. Inconsistent Provisions. To the extent that any other agreement or undertaking of the Company is inconsistent with the terms of this Agreement, this Agreement shall govern.

12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to the Indemnitee under this Agreement to the extent that the Indemnitee has otherwise actually received payment of amounts otherwise payable hereunder.

13. Notice to the Company. The Indemnitee shall provide to the Company prompt written notice of any Proceeding brought, threatened, asserted or commenced against the Indemnitee with respect to which Indemnitee may assert a right to advancement of Expenses or indemnification hereunder; provided, however, that the failure to provide such prompt notice shall not constitute a waiver of Indemnitee’s rights under this Agreement, except to the extent it is demonstrated that such failure or delay (i) causes the amounts paid or to be paid by the Company to be greater than they otherwise would have been; or (ii) adversely affects the Company’s ability to obtain for itself or Indemnitee coverage or proceeds under any insurance policy available to the Company or Indemnitee. The Indemnitee shall not make any admission or effect any settlement without the Company’s written consent unless the Indemnitee shall have determined to undertake the Indemnitee’s own defense in such Proceeding and has waived the benefits of this Agreement. The Company shall not settle any Proceeding to which the Indemnitee is a party in any manner which would impose any penalty, limitation, or obligation on the Indemnitee without the Indemnitee’s written consent. Neither the Indemnitee nor the Company will unreasonably withhold or delay consent to any proposed settlement. The Indemnitee shall cooperate to the extent reasonably possible with the Company and/or its insurers, in attempts to defend and/or settle such Proceeding.

14. Assumption of Defense. Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the Indemnitee’s defense in any Proceeding, with counsel mutually satisfactory to the Indemnitee and the Company. After notice from the Company to the Indemnitee of the Company’s election so to assume such defense, the Company will not be liable to the Indemnitee under this Agreement for Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and costs of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the Indemnitee’s expense unless:

(a) the employment of counsel by the Indemnitee has been authorized by the Company;

(b) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Indemnitee and the Company in the conduct of the defense of such Proceeding; or

(c) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company; or

(d) a Change in Control has occurred.

The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which clauses (b), (c), or (d) are applicable without the prior written consent of the Indemnitee.

15. Extraordinary Transactions. The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an “Extraordinary Transaction”), the Company shall use its best efforts to:

(a) obtain insurance in Indemnitee’s favor from a reputable insurance carrier in reasonable amounts (if such insurance is available at commercially reasonable rates) for a period of not less than six (6) years from the date of such Extraordinary Transaction against any liability to which the indemnification provided in this Agreement relates and;

(b) have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such Extraordinary Transaction; or

(c) otherwise adequately provide for the satisfaction of the Company’s obligations under this Agreement, in a manner acceptable to the Indemnitee.

16. No Personal Liability. The Indemnitee agrees that neither the directors, nor any officer, employee, representative or Agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement, and the Indemnitee shall look solely to the insurance, assets of the Company and the escrow referred to in Section 9 hereof for satisfaction of any claims hereunder.

17. Severability. If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

18. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Indemnitee and Indemitee’s heirs, personal representatives, executors and administrators and upon the Company and its successors and assigns.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Modifications and Waivers. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by a nationally recognized overnight delivery service, on the third day after the date on which it is so mailed:

(a)	If to the Company, to:	Harris Corporation 1025 West NASA Boulevard Melbourne, Florida 32919 Attention: Secretary
(b)	If to the Indemnitee, to:	[NAME] [ADDRESS] [ADDRESS]

or to such other address as may have been furnished in writing to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

23. Governing Law. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws of such state.

24. Arbitration and Enforcement. In the event that any dispute or controversy shall arise between the Indemnitee and the Company with respect to whether the Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred or to be paid by the Company pursuant to Section 3, such dispute or controversy shall be submitted by the parties to binding arbitration before a single arbitrator at Melbourne, Florida. If the parties cannot agree on a designated arbitrator within 15 days after arbitration is requested in writing by either of them, the arbitration shall proceed before an arbitrator appointed by the American Arbitration Association and under the rules then in effect of that Association. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.

25. Confidentiality. Except as required by law or as otherwise becomes public, the parties agree to keep confidential any information that arises in connection with this Agreement, including but not limited to, claims for indemnification or the advance payment or reimbursement of Expenses, amounts paid or payable under this Agreement and any communications between the parties hereto.

26. Termination. This Agreement may be terminated by either party upon not less than sixty (60) days prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of the Company hereunder (including the obligation to maintain the escrow referred to in Section 9 hereof) with respect to the Indemnitee’s activities prior to the effective date of termination.

IN WITNESS WHEREOF, the undersigned have executed this Indemnification Agreement as of the date first above written.

INDEMNITEE	HARRIS CORPORATION

[NAME]	Name:
Title:

Attest:
Name:
Secretary

EXHIBIT I
ARTICLE VI.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, is or was a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of a Subsidiary of the Company, or serves or served at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Company of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this by-law shall be enforceable against the Company by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this by-law shall survive the termination of such person as any such director, officer, trustee, member, stockholder, partner, incorporator or liquidator and, insofar as such person served at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Notwithstanding anything contained in this Article VI, except for proceedings to enforce rights provided in this Article VI, the Company shall not be obligated under this Article VI to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

For purposes of this by-law, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, a majority of the economic or voting ownership interest; the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term “officer,” when used with respect to the Company, shall refer to any officer elected by or appointed pursuant to authority granted by the Board of Directors of the Company pursuant to Article V of these By-Laws, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the by-laws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the by-laws of such Subsidiary or other enterprise or determined by the Board of Directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term “officer” shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service “at the request of the Company” shall include service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

To the extent authorized from time to time by the Board of Directors, the Company may provide to (i) any one or more employees and other agents of the Company, (ii) any one or more officers, employees and other agents of any Subsidiary and (iii) any one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in this Article VI on directors and officers of the Company or any Subsidiary or other enterprise. Any such rights shall have the same force and effect as they would have if they were conferred in this Article VI.

Nothing in this Article VI shall limit the power of the Company or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Article VI.

EXHIBIT II
FORM OF UNDERTAKING

THIS UNDERTAKING has been entered into by        (hereinafter “Indemnitee”) pursuant to an Indemnification Agreement dated (the “Indemnification Agreement”) between Harris Corporation (hereinafter the “Company”), a Delaware corporation and Indemnitee.

W I T N E S S E T H :

WHEREAS, pursuant to the Indemnification Agreement, the Company agreed to advance and pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee in connection with any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative or investigative, to which Indemnitee was, is, or is threatened to be made a party or witness by reason of facts which include Indemnitee’s being or having been a director, officer or employee of the Company or Agent of the Company;

WHEREAS, the Indemnitee has notified the Company of a proceeding in accordance with the terms of Section 13 of the Indemnification Agreement (hereinafter the “Proceeding”);

NOW THEREFORE, Indemnitee hereby agrees that in consideration of the Company’s advance payment of Indemnitee’s Expenses incurred prior to a final disposition of the Proceeding, Indemnitee hereby undertakes to reimburse the Company for any and all Expenses paid by the Company to, or on behalf of, the Indemnitee prior to a final disposition of the Proceeding in the event that Indemnitee is determined under the Applicable Document (within the meaning of the Indemnification Agreement) not to be entitled to indemnification. Such payments or arrangements for payments shall be consummated within ninety (90) days after a final determination that Indemnitee is not entitled to indemnification and reimbursement pursuant to the Indemnification Agreement and applicable law. The Indemnitee hereby agrees that Indemnitee’s obligations hereunder shall survive any termination of the Indemnification Agreement.

IN WITNESS WHEREOF, the undersigned has set his/her hand this        day of , .

Name: